UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): April 23, 2019

ACME UNITED CORPORATION

(Exact name of registrant as specified in its charter)

__________________

Connecticut	001-07698	06-0236700
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)
55 Walls Drive, Fairfield, Connecticut		06824
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (203) 254-6060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

Set forth below are the results of the matters submitted for a vote of the shareholders at the Company’s 2019 Annual Meeting of Shareholders held on April 22, 2019.

Proposal 1 – Election of Directors

The following seven directors were elected to serve for one-year terms until the 2020 Annual Meeting of Shareholders and until their respective successors are elected and qualified.

Directors	Votes For	Votes Withheld	Broker Non-Votes

Walter C. Johnsen	2,079,875	21,287	1,039,282
Richmond Y. Holden	2,060,826	40,336	1,039,282
Brian S. Olschan	2,079,732	21,430	1,039,282
Stevenson E. Ward III	2,069,151	32,011	1,039,282
Susan H. Murphy	2,079,187	21,975	1,039,282
Rex L. Davidson	2,068,460	32,702	1,039,282
Brian K. Barker	2,080,441	20,721	1,039,282

Proposal 2 – Advisory Vote to Approve Executive Compensation

The shareholders approved the Advisory vote to Approve Executive Compensation.

Votes For	Votes Against	Abstained	Broker Non-Votes

1,611,072	473,615	16,475	1,039,282

Proposal 3 – Advisory Vote on Frequency of Future Executive Compensation Advisory Votes

The results of the shareholder vote are set forth below:

Every 1 Year	Every 2 Years	Every 3 Years	Abstain	Broker Non-Votes

1,041,353	20,144	887,921	151,743	1,039,283

Proposal 4- Ratification of the Appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.

The shareholders approved the proposal to ratify the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.

Votes For	Votes Against	Abstained	Broker Non-Votes

3,124,475	8,730	7,239

2

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACME UNITED CORPORATION

By	/s/ Walter C. Johnsen
Walter C. Johnsen
Chairman and
Chief Executive Officer

Dated: April 23, 2019

By	/s/ Paul G. Driscoll
Paul G. Driscoll
Vice President and
Chief Financial Officer

Dated: April 23, 2019

3